UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2014
CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54639	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 31st Street, Unit A, Newport Beach, CA	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 612-8040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

Press Release

On July 10, 2014, Citadel Exploration, Inc. (the "Company") announced that it has concluded its joint venture with Sojitz Energy Ventures. Sojitz has conveyed its 40% interest in Project Indian and 55% interest in the Yowlumne project to Citadel.  Citadel will now have 100% of the working interest in Project Indian and 80% of the working interest in its Yowlumne project. Citadel is the operator of both projects.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

In addition, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release – Dated July 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /s/ Armen Nahabedian
Armen Nahabedian Chief Executive Officer

Date: July 10, 2014

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated July 10, 2014 announcing conclusion of joint venture

EXHIBIT 99.1

For Immediate Release

Citadel Exploration Announces Conclusion of Joint Venture
With Sojitz Energy Ventures, Inc.
California-focused E&P gains 100% working interest in Project Indian

Newport Beach, CA (July 10, 2014):  Citadel Exploration, Inc. (OTCQB: COIL) announced today that it has concluded its joint venture with Sojitz Energy Ventures. Sojitz has conveyed its 40% interest in Project Indian and 55% interest in the Yowlumne project to Citadel.  Citadel will now have 100% of the working interest in Project Indian and 80% of the working interest in its Yowlumne project. Citadel is the operator of both projects.

About Citadel:
Citadel Exploration (OTCQB: COIL) is a pure-play California oil company with operations in the Salinas and San Joaquin Basins of California.  Citadel has a broad portfolio of capital investment opportunities arising from management’s extensive knowledge of the geology and the history of oil and gas exploration and development in California.

This press release may contain "forward-looking statements" (within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risk and uncertainties. Citadel Exploration generally uses words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. One should not place undue reliance on these forward-looking statements. The Company's actual results could differ materially from those anticipated in the forward-looking statements for many unforeseen factors. See Citadel Exploration's Form 10-K for the fiscal year ended December 31, 2013 for a discussion of such risks, uncertainties and other factors.

Statements such as any perceived benefit from the raising of capital and the beginning of drilling and any other perceived benefits, involve risks and uncertainties, including, but not limited to our ability to successfully drill wells and extract resources, operate without adversely impacting the environment, our ability to adhere to safety measures, or other general economic conditions which would hinder our ability to operate effectively.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions, our ability to raise sufficient funding to finance our operations, the actual drilling results, adherence to regulations, and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Phil McPherson, CFO
Citadel Exploration
417 31st Street Unit A
Newport Beach, CA 92663
949-612-8040

Media Relations:
Robert Parry
Compass Check Consulting
rparry@compasscheckconsulting.com
626-698-0878
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